Exhibit 99.1

AutoWeb Implements Cost Reductions in Response to COVID-19, Including Voluntary Executive Salary Reductions

Cost Reductions Expected to Save $1.6 Million in 2020

TAMPA, FL – April 6, 2020 – AutoWeb, Inc. (Nasdaq: AUTO), a robust digital marketing platform providing advertising solutions for automotive dealers and OEMs, has implemented a series of cost actions in response to COVID-19, including reduced executive and board compensation to mitigate the financial impact to other members of the team. The cost reductions are expected to save approximately $1.6 million in cash expenditures in 2020.

Cost Actions
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Reduced recruitment, travel, consulting and B2B marketing expenses
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Consolidation of various technology tools and products
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Voluntary executive salary reductions for the second quarter
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CEO Jared Rowe has taken a 30% salary reduction
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All other members of the executive team have taken a 10% salary reduction
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The board of directors have taken a voluntary 50% compensation reduction for the second quarter
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Limited employee furloughs and staff reductions

“As discussed on last week’s earnings call, we have begun to implement various cost reductions in response to COVID-19,” said CEO Jared Rowe. “To mitigate the financial impact to our broader team, all executives and board members have taken a voluntary pay cut. We are also implementing furloughs and layoffs with a targeted approach so that we can support as many team members as we can during these challenging times, while minimizing business disruption in serving our dealer and OEM customers. Our priority in designing this workforce plan is to allow for continued access to healthcare for team members during this public health crisis, as well as managing our operating costs given the rapidly developing impacts to the automotive industry. We will continue to evaluate other cost reduction measures and explore all options and government subsidies to maximize employment for our team, including participation in the federal government’s Paycheck Protection Program.”

About AutoWeb, Inc.
AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

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Forward-Looking Statements Disclaimer
The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) the company expects the cost reductions to save $1.6 million in 2020; and (ii) that the company will continue to evaluate other cost reduction measures and to explore all options and government subsidies to maximize employment for the company’s team, including participation in the federal government’s Paycheck Protection Program, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Company Contact
J.P. Hannan
Chief Financial Officer
1-949-437-4651
jp.hannan@autoweb.com

Investor Relations Contact
Sean Mansouri, CFA or Cody Slach
Gateway Investor Relations
1-949-574-3860
AUTO@gatewayir.com